Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-164218) of Clearwater Paper Corporation

(2)	Registration Statement (Form S-8 No. 333-172077) pertaining to the Clearwater Paper Corporation 2008 Stock Incentive Plan

(3)	Registration Statement (Form S-8 No. 333-156131) pertaining to the Clearwater Paper Management Deferred Compensation Plan

(4)	Registration Statement (Form S-8 No. 333-156133) pertaining to the Clearwater Paper Corporation 2008 Stock Incentive Plan

(5)	Registration Statement (Form S-8 No. 333-156136) pertaining to the Clearwater Paper Hourly 401(k) Plan and Clearwater Paper Salaried 401(k) Plan

of our report dated January 28, 2009, except for Note 19, as to which the date is October 16, 2009, with respect to the 2008 consolidated financial statements and schedule of Cellu Tissue Holdings, Inc. included in this Current Report (Form 8-K/A) of Clearwater Paper Corporation filed with the Securities and Exchange Commission on March 11, 2011.

/s/ Ernst & Young LLP

Boston, MA

March 11, 2011

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